Exhibit 10.1

December 21, 2023

Gabrielle Rabinovitch

Dear Gabrielle:

This letter agreement (“Transition Agreement” or “Agreement”) sets forth the transition benefits for which you are eligible if you timely sign and do not timely revoke, (i) this Transition Agreement within the time frame provided in Section 25 of this Agreement, (ii) a waiver and general release of claims, in the form provided by the Company (the “Release”), on or within forty-five (45) days after the Transition End Date (as defined herein) and (iii) attestation(s), to the extent applicable pursuant to the terms of this Transition Agreement. Please note that the Transition Agreement and the Release each contain a waiver and release of claims against PayPal, Inc., PayPal Holdings, Inc. and their respective subsidiaries and affiliates (collectively, “PayPal” or the “Company”). The “Parties” collectively refers to you and the Company. Your last date of employment as a Senior Vice President with the Company is December 31, 2023 (“Transition Start Date”), subject to Section 6 herein. For our mutual benefit, to promote a smooth transition for both you and the Company and to permit you to maintain certain benefits of continued employment, you will transition from full- to part-time employment with the Company on January 1, 2024 and provide transition services to the Company in accordance with Section 2 during the period commencing on January 1, 2024 until and inclusive of January 31, 2024 (such period, the “Transition Period” and the last day of the Transition Period, the “Transition End Date”) and your employment with the Company shall terminate effective as of the Transition End Date. This letter confirms the details of your employment from the Transition Start Date through the Transition Period and other matters relating to your termination of employment.

1.

TRANSITION BENEFITS. As good and valuable consideration in exchange for your timely execution and non-revocation of the general release of claims set forth in Sections 17 and 18 of this Agreement in accordance with Section 25 herein, the Company will (a) pay you a lump sum of $100, within seven calendar days following the date that the release of claims in this Agreement becomes fully effective pursuant to Section 25 herein, (b) continue to employ you with your regular salary and benefits through the Transition Start Date, except as so limited by Section 6 herein, during which time you will perform such duties as are given to you by the Company and (c) engage you to provide certain transition services during the Transition Period in accordance with Section 2 herein. Further, in exchange for timely signing and not timely revoking each of this Agreement and the Release and contingent upon (a) you complying with the policies and responsibilities of your position as a Senior Vice President through the Transition Start Date in all material respects, as determined by the Company, (b) you complying with your obligations set forth in this Agreement, and (c) your continued employment with the Company through the Transition Start Date and transition services to the Company during the Transition Period in accordance with Section 2, following the Transition End Date, you will be eligible for the benefits set forth in Sections 3 and 4. You understand and agree that the compensation and benefits provided under this Agreement constitute all the compensation and benefits to which you are entitled, and you agree to waive any and all rights, benefits and privileges to severance or transition benefits you might otherwise be entitled to receive under any other Company policy, plan, agreement or arrangement, including, without limitation, the Company’s Executive Change in Control and Severance Plan, as amended and restated, effective as of September 27, 2021 and as may be further amended from time to time (the “Severance Plan”). You understand that the payments and benefits described in this Agreement are not for wages the Company concedes it owes you and are consideration for you timely signing and not timely revoking this Agreement or the Release. All payments under this Agreement will be subject to applicable taxes and withholdings.

2.

TRANSITION SERVICES. Provided you timely sign and do not timely revoke this Transition Agreement, during the Transition Period, the Company agrees to retain you as an officer on a part-time basis to provide transition assistance, to complete projects, and to provide such advice, expertise or knowledge with respect to your former duties prior to the Transition Start Date or other matters in which you were involved (collectively, the “Transition Services”) as may be reasonably requested in writing by the Company’s Chief Financial Officer. As a continuing officer, you will be covered by such directors and officers’ insurance coverage as in place for other directors and officers of the Company during the Transition Period. Except to the extent otherwise reasonably requested by the Company, the services you provide during the Transition Period shall be provided offsite. If you provide satisfactory Transition Services during the Transition Period, as reasonably determined by the Company in good faith, the Company will compensate you for the Transition Services by paying you a lump sum cash amount equal to $150,000 no later than sixty (60) days following the Transition End Date. During the Transition Period, to the extent the Company determines it necessary to your performance of the Transition Services, you will retain access to your Company email account and other Company electronic communications system accounts and retain use of Company Property.

3.

ADDITIONAL LUMP SUM PAYMENT. Provided you timely sign and do not timely revoke this Transition Agreement and timely execute and do not timely revoke the Release, and contingent upon complying with the policies and responsibilities of your position in all material respects as reasonably determined by the Company in good faith through the Transition End Date, the Company will make the following lump sum payment to you: $234,375, which is the cash portion of your 2023 bonus incentive under the 2023 PayPal Annual Incentive Plan (“AIP”) with your individual performance deemed achieved at the target level. You will receive this payment at the later of (x) at or around the time that other participants of the 2023 AIP receive their 2023 AIP payout and (y) when the Release becomes effective in accordance with its terms. In addition, your AIP performance-based restricted stock units (“AIP PBRSUs”) granted on February 15, 2023 shall remain outstanding and shall vest on February 15, 2024 on the same basis and to the same extent as determined for the Company’s executive officers and shall settle at or around the same time that 2023 AIP PBRSUs settle with respect to other participants in the 2023 AIP, provided that the Release becomes effective in accordance with its terms.

You understand that the payment described in this Section is not for wages the Company concedes it owes you and is consideration for you signing and not revoking the Release.

4.

EQUITY. Provided you timely sign and do not timely revoke this Transition Agreement and timely execute and do not timely revoke the Release, and contingent upon you complying with the policies and responsibilities of your position and your obligations and the conditions set forth herein, in each case, in all material respects as reasonably determined in good faith by the Company, the time-based restricted stock units (“RSUs”) as listed on Exhibit A attached hereto shall vest on the Transition End Date and the performance-based restricted stock units (“PBRSUs”) as listed on Exhibit A attached hereto shall remain eligible to vest on the same basis and to the same extent as determined for the Company’s executive officers. Except as otherwise provided in Section 3, any other outstanding and unvested Company equity awards that you hold as of the Transition Start Date, including, without limitation, the PBRSUs as listed on Exhibit B attached hereto, shall be forfeited and terminated on the Transition Start Date.

Subject to this Section 4, all RSUs and PBRSUs are subject to forfeiture and termination until the Transition Start Date pursuant to the terms of your applicable equity award agreements. You understand that the benefits described in this Section are not for wages the Company concedes it owes you and are consideration for your compliance with this Agreement. You acknowledge that the benefits described in this Section constitute valid and sufficient consideration for the promises contained in Sections 9-15 of this Agreement. In addition, the prevailing party in any action to interpret or enforce the provisions of Sections 9-15 of this Agreement shall be entitled to their reasonable attorneys’ fees and costs in addition to all other remedies to which the prevailing party would be entitled as matter of law.

5.

HEALTH INSURANCE. Should you participate in Company health plans as of the Transition End Date, you are entitled to Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) coverage whether or not you sign this Transition Agreement and the Release. In such event, the Company’s COBRA administrator will mail a COBRA enrollment packet to your home within 30 days after the end of the Transition Period and you will have 60 days from the date of notification to elect COBRA coverage. You must send in your enrollment forms to our COBRA administrator to activate coverage. Should you timely elect COBRA and pay the applicable premiums, the date your coverage begins will be effective retroactive to the date your current coverage ceased through PayPal.

6.

AT WILL EMPLOYMENT. Your employment remains at-will and nothing contained in this Transition Agreement is intended to create or imply any contrary policy. Either you or the Company may terminate your employment at any time, with or without cause or notice. If your employment with the Company is terminated for Cause (as defined in the Severance Plan) or if you voluntarily terminate your employment with the Company prior to the Transition Start Date, you will receive only your accrued but unpaid base salary through termination (and not through the Transition Start Date), any accrued and unused vacation, and any ESPP contributions withheld thus far for the current purchase period (if applicable), subject to standard payroll deductions and withholdings, and you shall not be entitled to any of the compensation or benefits set forth in Sections 3 through 4. For avoidance of doubt, if the Company terminates your employment without Cause, then the Company shall pay to you all the compensation and benefits provided or referred to in this Agreement as if you had continued employment until the Transition End Date. In no event shall there be a termination of your employment for Cause due to nonperformance with respect to this Agreement without (a) at least five business days’ advance written notice from the Company to you of such nonperformance and (b) a cure period of at least three business days, to the extent the nonperformance is curable.

7.

OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive nor are you entitled to receive any additional compensation, severance or benefits after the Transition End Date. You recognize and agree that, except as otherwise provided in Section 6, as of the Transition End Date your employment relationship with the Company will be permanently and irrevocably severed, and the Company has no obligation, contractual or otherwise, to hire, re-hire or re-employ you or obtain services from you in the future.

8.

EXPENSE REIMBURSEMENTS. On or before the Transition End Date, you will submit your final documented expense reimbursement statement reflecting any and all authorized business expenses you incurred through the Transition End Date for which you seek reimbursement. The Company will reimburse you for such expenses pursuant to its regular business practice.

9.

RETURN OF COMPANY PROPERTY. On or before the Transition End Date, or at any time as the Company may request in its sole discretion, you will return to the Company all Company documents (and all copies thereof) and other Company property and materials in your possession, or your control, including, but not limited to, Company files, laptop, smartphone, notes, memoranda, correspondence, lists, drawings, records, plans and forecasts, financial information, personnel information, customer and customer prospect information, sales and marketing information, product development and pricing information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential material of the Company and all reproductions thereof (“Company Property”). It is acknowledged and agreed that you will return to the Company all Company Property on a date earlier than the Transition End Date, if requested by the Company, in its sole discretion.

10.	POST-EMPLOYMENT OBLIGATIONS.

a.

GENERALLY. You acknowledge and agree that the Company is engaged in a highly competitive business and has a compelling business need and interest in preventing release or disclosure of its confidential, proprietary and trade secret information as defined in this Agreement. Moreover, you acknowledge that the Company has highly valuable, long-term and near permanent relationships with certain customers, suppliers, manufacturers, employees and service organizations which the Company has a legitimate interest in protecting and that you, by virtue of your position with the Company, had customers, suppliers, manufacturers, and employees as well as the confidential, proprietary and trade secret information as defined in this Agreement. You also acknowledge that the Company has invested substantial time, money and other resources in building and maintaining good will, reputation and a valuable brand and system. Because of the Company’s legitimate business interest as described in this Agreement and the good and valuable consideration offered to you under Sections 3 and 4, the sufficiency of which is acknowledged, during your employment by the Company and for the longer of (i) the one-year period following the Transition End Date or (ii) during any remaining vesting periods of the RSUs and PBRSUs, you agree, subject to Section 16, not to directly or indirectly, whether on your own behalf or on behalf of any other party, without the prior written consent of the Chief Human Resources Officer (or its successor): (a) solicit, induce or encourage any of the Company’s then current employees to leave the Company or to apply for employment elsewhere; or (b) solicit or induce or attempt to induce to leave the Company, or divert or attempt to divert from doing business with the Company, any then current customers, suppliers or other persons or entities that were serviced by you or whose names became known to you by the virtue of your employment with the Company or otherwise interfere with the relationship between the Company and such customers, suppliers or other persons or entities.

b.

ATTESTATION. You agree and acknowledge that it is your responsibility to take the appropriate steps, as determined by the Company, to certify to the Company prior to each RSU and PBRSU vesting date while the applicable employment restrictions are outstanding, on the authorized form of the Company, that you have complied with the employment restrictions applicable to you (as described herein) from your date of termination of employment through the applicable vesting date (each, an “Attestation”). For the avoidance of doubt, (i) this attestation of compliance with the employment restrictions contained in this Agreement must be received before the awards referenced in Section 4 of this Agreement will vest and (ii) the Company’s remedies in the event you violate this Section 10 of this Agreement shall be the Company refusing to vest or pay any compensation or benefits for which you otherwise would have been eligible under Sections 3 and 4 of this Agreement and the recovery of any such compensation or benefits (and any associated gain) that the Company would not have provided had it been aware of such violation, and as provided in Section 20 of this Agreement, you shall repay to the Company any such compensation, benefits or gain within two weeks of request for repayment by the Company.

c.

For the avoidance of doubt, after the Transition End Date, you shall not be subject to any Company non-compete restrictive covenants that prevent you from working or serving as an officer, director, employee, consultant, owner, partner or in a similar role at any other organization.

11.

PROPRIETARY INFORMATION OBLIGATIONS. You acknowledge your continuing obligations under and reaffirm your commitment to comply in all respects with your Employee Proprietary Information and Inventions Agreement (the “PIIA”), which include but are not limited to the obligation to refrain from any unauthorized use or disclosure of any confidential or proprietary information of the Company as well as the obligation to not solicit (directly or indirectly) Company employees for a period of one year (12 months) following the Transition End Date. Failure to comply with this provision shall be a material breach of this Agreement. A copy of your PIIA is available upon request. The terms of the PIIA are in addition to, and not in derogation of or conflict with, the terms of this Agreement (including Section 10 hereof).

12.

CONFIDENTIALITY. Subject to Section 16 below, the provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee or contractor, except where permitted or required by applicable law. Failure to comply with this provision shall be a material breach of this Agreement.

13.

NONDISPARAGEMENT. Subject to Section 16 below, for a period of six years after the Transition End Date, each party agrees not to utter or publish (including, but not limited to, written, oral, or internet website publication) any disparaging, derogatory or negative statements, comments, or remarks concerning the other party in any manner likely to be harmful to them or their respective business, business reputation or personal reputation; provided, that either party may respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company also agrees that it will instruct its executive officers not to disparage you. Failure to comply with this provision shall be a material breach of this Agreement. You further agree to refer any third-party inquiries for employment references and verifications to the Company’s vendor for that purpose, TheWorkNumber.com, which will verify only dates of employment and job title, per Company policy.

14.

COOPERATION. You agree that, for a period of six years after the Transition End Date, you will cooperate fully with the Company and its counsel, upon their written request, with respect to any potential or pending proceeding (including, but not limited to, any litigation, arbitration, regulatory proceeding, investigation or governmental action) that relates at least in part to matters with which you were involved while you were an employee or consultant of the Company or any of its affiliates, or with which you have knowledge. You agree to render such cooperation in a timely fashion and to provide Company personnel and counsel with the full benefit of your knowledge with respect to any such matter, and will make yourself reasonably available for interviews, depositions, or court appearances at the request of the Company or its counsel. Subject to Section 16 below, if you receive a complaint or subpoena or other legal process relating to the Company or a request for interview or to provide information concerning any existing, potential or threatened claims against the Company, you shall give written notice to the Company to the attention of the Company’s General Counsel, or his successor, with copy to the Company’s Compensation and Benefits Legal Counsel, or her successor, within seven days of receipt and prior to your response to any such process or communication, unless prohibited by applicable law. You agree to further cooperate with the Company in good faith to ensure that its trade secrets and other confidential and proprietary information are not disclosed, either intentionally or inadvertently. The Company will reimburse you for reasonable out-of-pocket expenses you incur for services requested by the Company under this Section 14, to the extent you receive prior authorization from the Company to incur such expenses.

15.

REPRESENTATIONS CONCERNING COMPANY AFFILIATION. You agree that after the Transition End Date, you shall not represent that you are employed by, engaged as a consultant for or in any other service relationship with, or an agent of (collectively, an “Affiliation”) with the Company or any of its affiliates. The obligation includes ensuring that at all times after the Transition End Date, your resume, social media profiles and pages (including without limitation any LinkedIn or Facebook profile), website, email signature and business card shall not indicate that you have any Affiliation with the Company or any affiliate. In addition, you agree that any statements that you make in social media, in resumes and otherwise about your activities on behalf of the Company and any affiliates shall be a reasonable and accurate summary.

16.

PROTECTED RIGHTS. By your signature below, you acknowledge and agree that, with the exception of information that is protected from disclosure by any applicable law or privilege, nothing in this Agreement or in any agreement between you and the Company prohibits or limits you from voluntarily communicating with an attorney retained by you or otherwise prohibits or limits you (or your attorney) from (i) initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by, the Securities and Exchange Commission, the Department of Justice, FINRA, the Equal Employment Opportunity Commission, the California Civil Rights Department or a local commission on human rights, any other self-regulatory organization, or any other governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or in connection with any reporting of, investigation into, or proceeding regarding suspected violations of law, and that you are not required to advise or seek permission from the Company before engaging in any such activity, (ii) recovering an SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, (iii) disclosing any confidential information to a court or other administrative or legislative body in response to a subpoena, court order or written request, provided that you first promptly notify (to the extent legally permissible) and provide the Company with the opportunity to seek, and join in its efforts at the sole expense of the Company, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy or (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

17.

RELEASE OF CLAIMS. In consideration for the payments and other promises and undertakings contained in this Transition Agreement to which you would not otherwise be entitled, and except as otherwise set forth in this Transition Agreement, you, on behalf of yourself and your heirs, executors, administrators, creditors, successors and assigns, agree to waive, release, acquit and forever discharge the Company, its past, present and future parents, subsidiaries and affiliates, and each of its and their respective past, present and future officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates (the “Releasees”), of and from any and all claims, liabilities, demands, charges, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, which you assert or could assert against the Releasees at common law or under any statute, rule, regulation, order or law, whether federal, state or local, on any ground whatsoever, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this Transition Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, pension or insurance contributions, commissions, stock, stock options, or any other ownership interests in the Company, vacation or other time off pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; any and all claims, demands or causes of action, including but not limited to actions for breach of contract, express or implied, breach of the covenant of good faith and fair dealing, express or implied, wrongful termination in violation of public policy, all other claims for wrongful termination and constructive discharge, and all other tort claims, including, but not limited to, intentional or negligent infliction of emotional distress, invasion of privacy, negligence, negligent investigation, negligent hiring, supervision or retention, assault and battery, false imprisonment, defamation, intentional or negligent misrepresentation, fraud, and any and all claims arising under any federal, state or local law or statute (each as amended and including any applicable implementing regulations), including, but not limited to, California Fair Employment and Housing Act, Unruh Civil Rights Act, California Business and Professions Code 17200, California Family Rights Act, California Labor Code, California Private Attorneys General Act, California Civil Code, California Code of Civil Procedure, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Americans with Disabilities Act, 42 U.S.C. § 1981, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act, the Fair Credit Reporting Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, and any and all other laws and regulations relating to employment termination, employment discrimination, harassment or retaliation; claims or demands for wages, hours, benefits, compensation, and any and all claims or demands for attorneys’ fees and costs, in each case, inasmuch as is permissible by law and by the respective governmental enforcement agencies for the above-listed laws. You expressly waive any right you may have to dispute the termination of employment and any preferential right to new employment.

You further agree that you have been paid all undisputed wages due or earned, and as to any further alleged unpaid wages due, you agree that there is a bona fide and good-faith dispute as to whether such wages are due and based on this dispute and the consideration provided under the Agreement, you release and waive any such claims.

This Transition Agreement does not waive rights or claims under federal or state law that you cannot, as a matter of law, waive by private agreement, contract or otherwise, such as a right of indemnification under Labor Code Section 2802, claims for unemployment or state disability insurance benefits, worker compensation benefits, health insurance benefits under COBRA, recovery of an SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, or claims with regard to vested accrued benefits under an ERISA employee benefit plan. Additionally, nothing in this Transition Agreement precludes you from filing a charge or complaint with or participating in any investigation or proceeding before the Equal Employment Opportunity Commission or similar state agency. However, while you may file a charge and participate in any proceeding conducted by the Equal Employment Opportunity Commission, by signing this Transition Agreement, you waive your right to bring a lawsuit against the Company and waive your right to any individual monetary recovery in any action or lawsuit initiated by the Equal Employment Opportunity Commission.

18.

RELEASE OF UNKNOWN CLAIMS. In waiving and releasing all claims as set forth above, whether or not now known to you, you understand that if you later discover facts different from or in addition to those facts that you currently know or believe to be true, this Transition Agreement and the Release will nevertheless remain in effect in all respects despite such different or additional facts, and even if you would not have signed this Transition Agreement and/or the Release if you had prior knowledge of such facts. You specifically acknowledge that you have been advised to consult with legal counsel and are familiar with and understand Section 1542 of the California Civil Code, a statute that otherwise prohibits the release of unknown claims, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

You hereby knowingly, intentionally and expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims you may have against the Company.

19.

REDUCTION OF BENEFITS. In the event the Company triggers the Worker Adjustment and Retraining Notification Act (“WARN”) (or other similar federal or state statute) and if the Company provides pay-in-lieu of notice to you instead of advanced notice of your termination of employment in accordance with the requirements of WARN, then the amount of the benefits under this Agreement will be reduced (but not below zero) by any amount required to be paid or otherwise owing to you under WARN.

20.

CONDITIONAL BENEFITS AND CLAWBACK. Your vesting in, entitlement to and receipt of the transition benefits and pay in Sections 1-4 of this Agreement are expressly conditioned upon this Transition Agreement and the Release herein becoming effective and your compliance with your obligations under this Agreement in all material respects, as applicable. Accordingly, in addition to the Company’s legal and equitable remedies, if you have violated any portion(s) of this Agreement, then (i) the Company may recover or refuse to pay any of the transition benefits and pay in Sections 1-4 of this Agreement that you may have received or be eligible for under this Agreement, (ii) the Company may recover all or any portion of the gain you realized from any equity vested under this Agreement, and (iii) you agree to repay to the Company any such compensation, benefits or gain you have received, and relinquish equity in which you have vested or which you have received, less $100, within two weeks of request for repayment by the Company, in each case, except with respect to your earned wages and as otherwise prohibited by applicable law. For the avoidance of doubt, the Company’s remedies in the event you violate Section 10 of this Agreement shall be the Company refusing to vest or pay any compensation or benefits for which you otherwise would have been eligible under Sections 3 and 4 of this Agreement and the recovery of any such compensation or benefits (and any associated gain) that the Company would not have provided had it been aware of such violation, and as provided in this Section, you shall repay to the Company any such compensation, benefits or gain within two weeks of request for repayment by the Company, in each case, except with respect to your earned wages and as otherwise prohibited by applicable law.

21.

BENEFITS NON-ASSIGNABLE. Benefits pursuant to Sections 2 through 4 hereunder may not be anticipated, assigned or alienated; provided that if you become eligible for a benefit and die before the benefit is provided, your heir(s) will be entitled to the benefit.

22.

ARBITRATION. The Parties mutually, voluntarily and knowingly agree to arbitrate any and all disputes that either Party may have against the other for an alleged breach of this Agreement in accordance with the Federal Arbitration Act. Notwithstanding the prior sentence, the obligation to arbitrate does not apply to any sexual harassment dispute or sexual harassment dispute as defined in 9 U.S.C. § 401 or any other claim required by law to be resolved in a forum other than arbitration, which claims shall be resolved in the appropriate forum as required by the laws then in effect. The Parties understand and agree that any arbitration related to this Agreement shall be conducted by a neutral arbitrator through JAMS in accordance with the then current JAMS Employment Arbitration Rules and Procedures. A copy of the current JAMS rules can be found at www.jamsadr.com/rules-employment-arbitration and a printed copy will be provided to you upon request. The Company shall be responsible for the arbitrator’s fees and expenses. Each Party shall pay its own costs and attorneys’ fees, if any. However, if any Party prevails on a statutory claim which affords the prevailing party attorneys’ fees and costs, or if there is a written agreement providing for attorneys’ fees and costs, the arbitrator may award reasonable attorneys’ fees and costs to the prevailing party. Any dispute as to the arbitrability of a dispute or the reasonableness of any fee or cost shall be resolved by the arbitrator. Nothing in this Agreement shall be interpreted to mean that you are precluded from filing complaints with the California Civil Rights Department and/or federal Equal Employment Opportunity Commission and National Labor Relations Board.

23.

MISCELLANEOUS. With the exception of the PIIA with the Company or its affiliates and predecessors, this Agreement and the Release, including all exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations, prior agreements and communications, whether oral or written, as to the specific subjects of this letter by and between you and the Company. This Agreement may not be modified or amended except in writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question is to be reformed by the court to the fullest and broadest extent permitted by applicable law. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right, nor shall any waiver by the Company of any breach of this Agreement be a waiver of any preceding or succeeding breach. This Agreement will be subject to ERISA. It is expressly intended that ERISA preempt the application of state laws to this Agreement to the maximum extent permitted by Section 514 of ERISA. To the extent that state law is applicable, the statutes and common law of the State of Delaware will apply. This Agreement may be executed in two counterparts, each of which shall be deemed an original and enforceable against the party executing the counterpart, and both of which, when taken together, shall constitute one instrument, including an executed Agreement sent by electronic communication.

24.

DTSA. Please be advised, pursuant to the Defend Trade Secrets Act of 2016, an individual shall not be held criminally, or civilly, liable under any Federal or State Trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a Federal, State, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. Moreover, individuals may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. Finally, any individual who files a lawsuit alleging retaliation by the Company for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret in the court proceeding, if the individual: files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

25.

ADEA. YOU EXPRESSLY ACKNOWLEDGE AND UNDERSTAND THAT THIS AGREEMENT INCLUDES A WAIVER AND RELEASE OF ALL CLAIMS THAT YOU HAVE OR MAY HAVE UNDER THE ADEA. YOU ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED BY THIS WRITING, AS REQUIRED BY ADEA AND THE OLDER WORKERS’ BENEFIT PROTECTION ACT (“OWBPA”), THAT: (a) YOUR WAIVER AND RELEASE DOES NOT APPLY TO ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE EXECUTION DATE OF THIS AGREEMENT; (b) YOU HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; (c) YOU ARE EXECUTING THIS AGREEMENT, INCLUDING THE RELEASE OF CLAIMS HEREIN, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH YOU ARE OTHERWISE ENTITLED; (d) YOU ARE ENTERING INTO THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY AND HAVE READ AND UNDERSTAND ITS TERMS; (e) YOU HAVE FORTY-FIVE (45) DAYS TO CONSIDER THIS AGREEMENT (ALTHOUGH YOU MAY CHOOSE TO VOLUNTARILY EXECUTE THIS AGREEMENT PRIOR TO THE EXPIRATION OF SUCH FORTY-FIVE (45) DAY PERIOD, AND IN SO DOING, YOU ACKNOWLEDGE AND AGREE THAT YOU HAD THE ENTIRE FORTY-FIVE (45) DAY PERIOD IN WHICH TO CONSIDER THIS AGREEMENT); (f) YOU HAVE SEVEN DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT BY THE PARTIES TO REVOKE THE AGREEMENT, AND MAY DO SO BY SENDING WRITTEN NOTICE OF SUCH REVOCATION TO TARA TRUNFIO AT TATRUNFIO@PAYPAL.COM BY 11:59 PM PACIFIC TIME ON THE SEVENTH DAY FOLLOWING THE DATE ON WHICH YOU EXECUTE THIS AGREEMENT; AND (g) THIS AGREEMENT WILL NOT BE EFFECTIVE UNTIL THE DATE UPON WHICH THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED (WITHOUT YOU HAVING REVOKED THIS AGREEMENT WITHIN THE SEVEN-DAY REVOCATION PERIOD), WHICH WILL BE THE EIGHTH DAY AFTER THIS AGREEMENT IS EXECUTED BY YOU PROVIDED THAT THE COMPANY HAS ALSO EXECUTED THIS AGREEMENT BY THAT DATE. YOU ADDITIONALLY ACKNOWLEDGE RECEIPT OF THE OLDER WORKERS BENEFIT PROTECTION ACT DISCLOSURE NOTICE ATTACHED HERETO AS EXHIBIT C.

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Upon acceptance of this Agreement, please sign below and return the executed original to me. Upon your signature below, this will become our binding agreement with respect to your transition and separation from the Company.

PayPal, Inc.

By:	/s/ Alex Chriss
Alex Chriss
President and Chief Executive Officer

I UNDERSTAND AND AGREE TO THE TERMS CONTAINED IN THIS AGREEMENT AND INTEND, BY MY SIGNATURE BELOW, TO BE LEGALLY BOUND BY THOSE TERMS. I AM SIGNING THIS AGREEMENT (INCLUDING THE RELEASE THEREIN) KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED ABOVE:

/s/ Gabrielle Rabinovitch	Date:	December 21, 2023
Gabrielle Rabinovitch

Exhibit A

Equity Vesting Schedule

Exhibit B

Forfeited Equity

Exhibit C

OWBPA Notice